EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          HEALTHEON/WEBMD CORPORATION,
--------------------------------------------------------------------------------

                          TECH ACQUISITION CORPORATION

                                       AND

                            ONHEALTH NETWORK COMPANY


                          DATED AS OF FEBRUARY 15, 2000
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER.............................................................1

1.1      Merger 1
1.2      Time and Place of Closing.......................................................................2
1.3      Effective Time..................................................................................2

ARTICLE 2 - TERMS OF MERGER..............................................................................2

2.1      Charter.........................................................................................2
2.2      Bylaws 2
2.3      Directors and Officers..........................................................................2
2.4      Tax-Free Reorganization.........................................................................3

ARTICLE 3 - MANNER OF CONVERTING SHARES..................................................................3

3.1      Conversion of Shares............................................................................3
3.2      Anti-Dilution Provisions........................................................................3
3.3      Dissenting Shares...............................................................................4
3.4      Conversion of Company Options...................................................................4
3.5      Company Warrants................................................................................5

ARTICLE 4 - EXCHANGE OF SHARES...........................................................................6

4.1      Exchange Procedures.............................................................................6
4.2      No Further Transfers of Company Common Stock....................................................8
4.3      Lost, Stolen or Destroyed Certificates..........................................................8
4.4      Rights of Former Stockholders...................................................................8

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF COMPANY....................................................9

5.1      Organization, Standing, and Power...............................................................9
5.2      Authorization of Agreement; No Breach...........................................................9
5.3      Capital Stock..................................................................................10
5.4      Company Subsidiaries...........................................................................11
5.5      SEC Filings; Financial Statements..............................................................12
5.6      Absence of Undisclosed Liabilities.............................................................12
5.7      Absence of Changes.............................................................................12
5.8      Tax Matters....................................................................................13
5.9      Intellectual Property..........................................................................14
5.10     Insurance......................................................................................16
5.11     Compliance with Laws...........................................................................16
5.12     Orders and Litigation..........................................................................17
5.13     Environmental Matters..........................................................................17
5.14     Contracts and Commitments......................................................................17
5.15     State Takeover Statutes........................................................................18
5.16     Benefit Plans..................................................................................18
5.17     Board Approval.................................................................................20
5.18     Governmental Approvals; Required Consents......................................................21
5.19     Accounts Receivable............................................................................21
5.20     Tax Treatment..................................................................................21
5.21     Affiliate Transactions.........................................................................21
5.22     Customers......................................................................................21
5.23     Fairness Opinion...............................................................................21

                                       i
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ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF HEALTHEON/WEBMD AND MERGER CORP...........................22

6.1      Organization, Standing, and Power..............................................................22
6.2      Authorization of Agreement; No Breach..........................................................22
6.3      Capital Stock..................................................................................23
6.4      Healtheon/WebMD SEC Filings; Financial Statements..............................................24
6.5      Absence of Undisclosed Liabilities.............................................................24
6.6      Absence of Certain Changes or Events...........................................................25
6.7      Compliance with Laws...........................................................................25
6.8      Governmental Approvals; Required Consents......................................................25
6.9      Healtheon/WebMD Common Stock...................................................................25
6.10     Interim Operations of Merger Corp..............................................................25
6.11     Tax Treatment..................................................................................25
6.12     Orders and Litigation..........................................................................26

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CLOSING.........................................................26

7.1      Conduct of Company's Business..................................................................26
7.2      Conduct of Healtheon/WebMD's Business..........................................................28
7.3      Adverse Changes in Condition...................................................................29

ARTICLE 8 - ADDITIONAL AGREEMENTS.......................................................................29

8.1      Stockholder Approval; Registration Statement...................................................29
8.2      Applications...................................................................................32
8.3      Filings with State Offices.....................................................................32
8.4      Agreement as to Efforts to Consummate..........................................................32
8.5      Investigation and Confidentiality..............................................................33
8.6      Nasdaq National Market Listing.................................................................33
8.7      No Solicitation by Company.....................................................................33
8.8      Tax Treatment..................................................................................35
8.9      Employee Benefits..............................................................................35
8.10     Blue Sky Laws..................................................................................36
8.11     Non-solicitation of Employees..................................................................36
8.12     Press Releases.................................................................................37
8.13     Directors and Officers Indemnification.........................................................37
8.14     Company Affiliates; Restrictive Legend; Restrictions on Transfer...............................38
8.15     Voting Agreements..............................................................................38
8.16     Loan Agreement and Warrant.....................................................................39

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...........................................39

9.1      Conditions to Obligations of Each Party........................................................39
9.2      Conditions to Obligations of Healtheon/WebMD and Merger Corp...................................40
9.3      Conditions to Obligations of Company...........................................................41

ARTICLE 10 - TERMINATION................................................................................42

10.1     Termination....................................................................................42
10.2     Notice of Termination; Effect of Termination...................................................43
10.3     Fees and Expenses..............................................................................44

ARTICLE 11 - MISCELLANEOUS..............................................................................46

11.1     Definitions....................................................................................46
11.2     Brokers and Finders; Expenses..................................................................52
11.3     Entire Agreement...............................................................................52
11.4     Amendments.....................................................................................53

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11.5     Waivers........................................................................................53
11.6     Assignment.....................................................................................53
11.7     Notices........................................................................................53
11.8     Governing Law..................................................................................54
11.9     Counterparts...................................................................................54
11.10    Captions.......................................................................................55
11.11    Interpretations................................................................................55
11.12    Enforcement of Agreement.......................................................................55
11.13    Severability...................................................................................55
11.14    Facsimile Signatures...........................................................................55
11.15    Nonsurvival of Representations and Warranties..................................................55


                                    EXHIBITS


Exhibit 8.15 - Form of Voting Agreement
Exhibit 8.16A - Form of Loan Agreement
Exhibit 8.16B - Form of Common Stock Purchase Warrant

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of February 15, 2000, by and among HEALTHEON/WEBMD CORPORATION ("HEALTHEON/WEBMD"), a Delaware corporation; TECH ACQUISITION Corporation ("MERGER CORP"), a Washington corporation and a wholly owned subsidiary of Healtheon/WebMD; and ONHEALTH NETWORK COMPANY ("COMPANY"), a Washington corporation.


                                    PREAMBLE:

         This Agreement provides for the acquisition of Company by Healtheon/WebMD by means of the merger of Merger Corp with and into Company, pursuant to which the outstanding shares of Company Common Stock shall be converted into the right to receive shares of Healtheon/WebMD Common Stock and Company shall become a wholly owned subsidiary of Healtheon/WebMD. The Board of Directors of Healtheon/WebMD has determined that the Merger is fair to Healtheon/WebMD and the holders of Healtheon/WebMD Common Stock and is in the best interests of Healtheon/WebMD and such stockholders. The Board of Directors of Company (i) has determined that the merger of Merger Corp with and into Company is fair to Company and the holders of shares of Company Common Stock and is in the best interests of Company and such stockholders and (ii) has approved and determined to be advisable this Agreement and the transactions contemplated hereby has recommended that the stockholders of Company adopt this Agreement. The Board of Directors of Merger Corp has determined that the merger of Merger Corp with and into Company is in the best interests of Merger Corp and its sole stockholder and Healtheon/WebMD has adopted this Agreement and approved the Merger as the sole stockholder of Merger Corp. For Federal income tax purposes, it is intended that the merger of Merger Corp with and into Company shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE").

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
representations, warranties, covenants and agreements set forth herein, the parties agree as follows:


                                    ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Corp shall be merged with and into Company (the

"MERGER") in accordance with Section 23B.11.010 of the Washington Business Corporations Act (the "WBCA"). Following the Merger, the separate corporate existence of Merger Corp shall cease and Company shall be the Surviving Corporation resulting from the Merger and shall become vested with all of the property, rights, privileges, powers and franchises of Company and Merger Corp and shall assume all of the debts, liabilities, obligations, restrictions, disabilities and duties of each of Company and Merger Corp. The Merger shall be consummated pursuant to the terms of this Agreement, which have been approved and adopted by the respective Boards of Directors of Healtheon/WebMD, Merger Corp and Company.

         1.2 TIME AND PLACE OF CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "CLOSING") will take place at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 9 (other than those that by their nature will be satisfied on the Closing Date), or at such other time and date as the parties hereto agree in writing (the "CLOSING DATE"). The place of Closing shall be at the offices of Nelson Mullins Riley & Scarborough, L.L.P., Bank of America Corporate Center, Suite 2600, 100 North Tryon Street, Charlotte, North Carolina, or such other place as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Washington, in such form as is required by, and executed in accordance with, Section 23B.11.050 of the WBCA. The term "EFFECTIVE TIME" means the date and at the time the Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Washington.


                                    ARTICLE 2
                                 TERMS OF MERGER

         2.1 CHARTER. The Articles of Incorporation of Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. Such Articles of Incorporation shall remain the Articles of Incorporation of Surviving Corporation until otherwise amended or repealed until otherwise amended or repealed in accordance with the WBCA.

         2.2 BYLAWS. The Bylaws of Merger Corp in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of Merger Corp immediately prior to the Effective Time, together with such additional persons as may thereafter be duly elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Corp in office immediately prior to the Effective Time, together with such additional persons as may thereafter be duly elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         2.4 TAX-FREE REORGANIZATION. The Parties intend for the Merger to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and to adopt this Agreement as a plan of reorganization within the meaning of the regulations promulgated under Section 368 of the Internal Revenue Code.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

         3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the stockholders of any of the Parties, the shares of the constituent corporations of the Merger shall be converted as follows:

                  (a) CONVERSION OF MERGER CORP COMMON STOCK. Each share of Merger Corp Common Stock issued and outstanding at the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of Surviving Corporation Common Stock.

                  (b) CONVERSION OF COMPANY COMMON STOCK. Excluding shares held by stockholders who perfect their statutory dissenters' rights as provided in
Section 3.3 of this Agreement, each share of Company Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive .189435 shares of Healtheon/WebMD Common Stock (as adjusted by Section 3.2, the "EXCHANGE RATIO").

                  (c) FRACTIONAL SHARES. No certificates representing fractional shares of Healtheon/WebMD Common Stock will be issued as a result of the Merger. Each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Healtheon/WebMD Common Stock (after aggregating all fractional shares of Healtheon/WebMD Common Stock that otherwise would be received by such holder) shall, upon surrender of such Company stock certificates, receive from Healtheon/WebMD an amount of cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (i) such fractional share interest to which such holder would otherwise be entitled by (ii) the average of the high and low sales prices for a share of Healtheon/WebMD Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Composite Transaction Tape on the first trading day immediately following the Effective Time.

         3.2 ANTI-DILUTION PROVISIONS. In the event the number of shares of Healtheon/WebMD Common Stock issued and outstanding prior to the Effective Time changes as a result of a stock split, stock dividend, subdivision, reclassification, recapitalization, combination of shares or similar recapitalization with respect to such stock (an "ANTI-DILUTION EVENT") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be correspondingly adjusted so that each holder of Company Common Stock will receive in the Merger the same proportionate amount of Healtheon/WebMD Common Stock that such holder would have been entitled to receive if the Effective Time had been immediately prior to such Anti-Dilution Event.

         3.3 DISSENTING SHARES. Any holder of shares of Company Capital Stock who perfects its dissenters' rights in accordance with and as contemplated by
Section 23B.13.210 of the WBCA shall not be converted into Healtheon/WebMD Common Stock but instead shall be entitled to receive such consideration as determined pursuant to such provision of the WBCA; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the WBCA and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting stockholder of Company fails to perfect, or effectively withdraws or loses, its right to appraisal and payment for its shares under the WBCA, Healtheon/WebMD shall issue and deliver the number of shares of Healtheon/WebMD Common Stock to which such holder of shares of Company Capital Stock would otherwise be entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing such shares (or compliance with Section 4.3) held by such holder.

         3.4      CONVERSION OF COMPANY OPTIONS.

                  (a) At the Effective Time, each outstanding Company Option, whether or not exercisable, shall be converted into and become rights with respect to Healtheon/WebMD Common Stock, and Healtheon/WebMD shall assume Company's obligations with respect to each Company Option and the related Company Stock Plan, in accordance with its terms, except that from and after the Effective Time, (i) Healtheon/WebMD and its compensation committee shall be substituted for Company and the committee of Company's Board of Directors (including, if applicable, the entire Board of Directors of Company) administering the Company Stock Plan, if any, under which such Company Option was granted or otherwise governed, (ii) each Company Option assumed by Healtheon/WebMD may be exercised solely for shares of Healtheon/WebMD Common Stock, (iii) the number of shares of Healtheon/WebMD Common Stock subject to such Company Option shall be equal to the number of whole shares (rounded to the nearest whole share) of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio and rounding to the nearest whole cent, and (v) all references in the Company Stock Plans and the stock option certificates and agreements to Company (or its predecessors) shall be deemed to refer to Healtheon/WebMD. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.4(a), each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of such Company Option, within the meaning of Section 424(h) of the Internal Revenue Code.

                  (b) As soon as practicable after the Effective Time, Healtheon/WebMD shall deliver to the holders of Company Options appropriate documentation evidencing the foregoing assumption by Healtheon/WebMD of such Company Options and the related Company Stock Plan and the agreements evidencing such Company Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 3.4 after giving effect to the Merger and the provisions set forth above). Healtheon/WebMD shall comply with the terms of the Company Stock Plans and ensure, to the extent lawful, and subject to the provisions of the applicable Company Stock Plan, that Company Options which qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

                  (c) Healtheon/WebMD shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Healtheon/WebMD Common Stock for delivery upon the exercise of Company Options.

                  (d) Healtheon/WebMD agrees to file, if available for use by Healtheon/WebMD, a registration statement on Form S-8 for the shares of Healtheon/WebMD Common Stock issuable with respect to the Company Options as soon as is reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any such Company Options remain outstanding.

         3.5      COMPANY WARRANTS.

                  (a) At the Effective Time, Healtheon/WebMD shall assume the obligations of Company under the Company Warrants outstanding at the Effective Time, whether or not the Company Warrants are then exercisable. Thereafter, the Company Warrants shall represent the right to receive upon exercise the number of shares of Healtheon/WebMD Common Stock equal to the product of (i) the Exchange Ratio and (ii) the number of shares of Company Common Stock for which such Company Warrant could have been exercised immediately prior to the Effective Time, with such product rounded to the nearest whole share. The per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Warrant by the Exchange Ratio and rounding to the nearest whole cent. At the Effective Time,
(i) all references in the instruments evidencing the Company Warrants to Company shall be deemed to refer to Healtheon/WebMD and (ii) Healtheon/WebMD shall assume all of Company's obligations under such instruments with respect to such Company Warrants as so amended.

                  (b) As soon as practicable after the Effective Time of the Merger, Healtheon/WebMD shall deliver to the holders of the Company Warrants documentation evidencing the foregoing assumption by Healtheon/WebMD of such Company Warrants.

                  (c) Healtheon/WebMD shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Healtheon/WebMD Common Stock for delivery upon exercise of the Company Warrants.

                                    ARTICLE 4
                               EXCHANGE OF SHARES

         4.1      EXCHANGE PROCEDURES.

                  (a)  EXCHANGE  AGENT.   Promptly  after  the  Effective  Time,
Healtheon/WebMD and the Surviving Corporation shall select an exchange agent (the "EXCHANGE AGENT") to act as exchange agent for the Merger.

                  (b) HEALTHEON/WEBMD TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Healtheon/WebMD shall deposit with the Exchange Agent for exchange the shares of Healtheon/WebMD Common Stock issuable pursuant to Section 3.1(b) in exchange for outstanding shares of Company Common Stock, cash payable in lieu of fractional shares pursuant to Section 3.1(d) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 4.1(d) (such certificates for shares of Healtheon/WebMD Common Stock, together with the amount of any dividends or other distributions payable with respect thereto and any cash payable in lieu of fractional shares, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Healtheon/WebMD Common Stock contemplated to be issued pursuant to Section 3.1(b) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                  (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Healtheon/WebMD shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Healtheon/WebMD Common Stock pursuant to Section 3.1(b), cash in lieu of any fractional shares pursuant to Section 3.1(d) and any dividends or other distributions pursuant to Section 4.1(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Healtheon/WebMD and Company may reasonably agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Healtheon/WebMD Common Stock, cash in lieu of any fractional shares pursuant to Section 3.1(d) and any dividends or other distributions pursuant to Section 4.1(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Healtheon/WebMD, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Healtheon/WebMD Common Stock which such holder has the right to receive under Section 3.1(b) in respect of the shares of Company Common Stock formerly represented by such Certificate and payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 3.1(d), and any dividends or distributions payable pursuant to Section 4.1(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of whole shares of Healtheon/WebMD Common Stock into which such shares of Company Common Stock shall have been so converted pursuant to Section 3.1(b) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.1(d) and any dividends or distributions payable pursuant to Section 4.1(d).

                  (d)  DISTRIBUTIONS  WITH  RESPECT TO  UNEXCHANGED  SHARES.  No
dividends or other distributions declared or made after the date of this Agreement with respect to Healtheon/WebMD Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates (other than holders of shares to be canceled pursuant to Sections 3.3 of this Agreement) with respect to the shares of Healtheon/WebMD Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent or Healtheon/WebMD shall deliver to the record holders thereof, without interest, certificates representing whole shares of Healtheon/WebMD Common Stock issued in exchange therefor pursuant to
Section 3.1(b) hereof along with payment in lieu of fractional shares pursuant to Section 3.1(d) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Healtheon/WebMD Common Stock.

                  (e) TRANSFERS OF OWNERSHIP. If certificates for shares of Healtheon/WebMD Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Healtheon/WebMD or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Healtheon/WebMD Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Healtheon/WebMD or any agent designated by it that such tax has been paid or is not payable.

                  (f) REQUIRED WITHHOLDING. Each of the Exchange Agent, Healtheon/WebMD and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the

Internal Revenue Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                  (g) TERMINATION OF EXCHANGE FUND, NO LIABILITY. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Healtheon/WebMD Common Stock) that remains unclaimed by the stockholders of Company for 180 days after the Effective Time shall be paid to Healtheon/WebMD. Any stockholders of Company who have not theretofore complied with this Article 4 shall thereafter look only to Healtheon/WebMD for payment of their shares of Healtheon/WebMD Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 3.1(b) or this
Article 4 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding anything to the contrary in this Section 4.1, neither the Exchange Agent, Healtheon/WebMD, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Healtheon/WebMD Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         4.2 NO FURTHER TRANSFERS OF COMPANY COMMON STOCK. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of Company Common Stock by any such former holder shall thereafter be made or recognized. There shall be no further recordation of transfers on the stock books of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be exchanged as provided in this Article 4.

         4.3 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Healtheon/WebMD Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 3.1(d) and any dividends or distributions payable pursuant to Section 4.1(d); PROVIDED, HOWEVER the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an indemnity against any claim that may be made against the Surviving Corporation, Healtheon/WebMD, Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         4.4 RIGHTS OF FORMER STOCKHOLDERS. Former stockholders of record of Company will not be entitled to vote or give their consent after the Effective Time at any meeting or action by written consent of Healtheon/WebMD stockholders until such holders have exchanged their certificates representing Company
Capital Stock (other than Company Common Stock to be canceled pursuant to Sections 3.3 of this Agreement) for certificates representing Healtheon/WebMD Common Stock in accordance with the provisions of this Agreement.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Subject to the exceptions set forth in the disclosure letter referencing specific representations delivered to Healtheon/WebMD on the date of this Agreement (the "COMPANY DISCLOSURE LETTER"), as of the date hereof and as of the Closing Date, Company represents and warrants to Healtheon/WebMD and Merger Corp as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Washington and has the corporate power and authority to carry on its business as it has been and is now being conducted. Company is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have a Company Material Adverse Effect. Copies of the Charter and all amendments thereto of Company and the bylaws, as amended, of Company and copies of all resolutions adopted and action taken by the stockholders or Board of Directors and all committees thereof of Company, which have been made available to Healtheon/WebMD for review, are true and complete in all Material respects and accurately reflect all proceedings of the stockholders and Board of Directors (and all committees thereof) of Company. The stock record books of Company, which have been made available to Healtheon/WebMD for review, contain true and complete records of the record ownership of Company Capital Stock and all prior issuances and transfers of record ownership of the shares of its capital stock.

         5.2 AUTHORIZATION OF AGREEMENT; NO BREACH. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Company, other than the meeting of the stockholders of Company to approve this Agreement to be held pursuant to Section 8.1. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Company pursuant to this Agreement will constitute, legal, valid and binding obligations of Company enforceable against it in accordance with their respective terms, except to the extent such enforceability is subject to (i) Laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, (ii) the availability of specific performance, injunctive relief or other equitable remedies and (iii) limitations on the enforceability of indemnification provisions under applicable federal and state securities Laws. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by Company pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the Consents identified or contemplated herein (including without limitation all filings or Consents under the HSR Act, the Securities Laws and state securities Laws), (i) violate or result in a breach of the Charter or bylaws of Company; (ii) violate any Law, Order, administrative decision or award of any court, arbitrator, mediator, tribunal or Regulatory

Authority applicable to or binding upon Company or upon the Assets or business of Company; (iii) conflict with or constitute a Default under any Material
Contract to which Company is a party or by which Company is bound; or (iv) create a Material Lien upon the Assets or business of Company, other than, in the case of clauses (ii), (iii) and (iv) above, any such violation, conflict, Default, or Lien that, if occurring, would not have a Company Material Adverse Effect and other than Liens created under the Security Agreement executed by Company in connection with the Loan Agreement executed pursuant to Section 8.16.

         5.3      CAPITAL STOCK.

                  (a) As of the date hereof, the authorized capital stock of Company consists of (i) 100,000,000 shares of Company Common Stock, of which 24,109,705 shares are issued and outstanding, and (ii) 1,000,000 shares of Company Preferred Stock, of which no shares are issued and outstanding. Company has no other capital stock authorized, issued or outstanding. All of such shares are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued in compliance with the 1933 Act and all applicable state securities Laws, except where the failure to comply would not have a Company Material Adverse Effect.

                  (b) As of the date hereof, 6,826,752 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Options, and as of the date hereof, 140,878 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Warrants (exclusive of the Healtheon/WebMD Warrant issued pursuant to Section 8.16). Section 5.3(b) of the Company Disclosure Letter sets forth the following information with respect to the Company Options outstanding as of the date hereof: (i) the aggregate number of shares of Company Common Stock subject to Company Options under each Company Stock Plan; and (ii) the exercise price of the Company Options outstanding under each Company Stock Plan. As a result of the execution of the Voting Agreements, vesting of all Company Options granted pursuant to the Company Stock Plans will accelerate (other than those where employees have specifically waived acceleration). Section 5.3(b) of the Company Disclosure Letter also lists the names of all individuals or entities who own Company Warrants, together with the number of shares of Company Common Stock subject to such Warrants, the exercise prices applicable to such Company Warrants and indicates the extent of acceleration of such Company Warrants in the context of the transactions contemplated hereby. The Company Options that have been designated as "incentive stock options" under the Company Stock Plans or Contracts pursuant to which such Company Options were granted were authorized and granted in accordance with the rules applicable to incentive stock options under the Internal Revenue Code.

                  (c) Except for the Company Options, the Company Warrants and as set forth in Section 5.3(c) of the Company Disclosure Letter, there are no outstanding warrants, options, rights, calls or other commitments of any nature to which Company is a party relating to Company Common Stock, and there are no outstanding securities of Company convertible into or exchangeable for shares of Company Common Stock or any other capital stock (together with Company Options and Company Warrants, the "COMPANY EQUITY RIGHTS"). All Company Equity Rights were issued or granted in compliance with the 1933 Act and all applicable state securities Laws, except where the failure to comply would not have a Company Material Adverse Effect.

                  (d) To the Knowledge of Company, other than the Voting Agreements entered into pursuant to Section 8.15, there are no voting agreements or voting trusts between or among any Person or Persons relating to Company or the Company Common Stock. Except for the Company Options, the Company Warrants and as set forth in Section 5.3(c) of the Company Disclosure Letter, Company is not obligated to issue or repurchase any shares of Company Capital Stock or Company Equity Rights for any purpose and no Person has entered into any Contract (whether preemptive or contractual) with Company for the purchase, subscription or issuance of any unissued shares or other securities of Company, whether now or in the future.

                  (e) In Company's reasonable judgement, each Stockholder executing a Voting Agreement is an affiliate of Company within the meaning of Rule 145 under the 1933 Act. The shares of Company Common Stock subject to the Voting Agreements, together with the Company Common Stock issuable upon exercise of the Healtheon/WebMD Warrants (as defined in Section 8.16), are sufficient to approve the Merger and the Agreement for all purposes under the WBCA and Company's Certificate of Incorporation and Bylaws, regardless of the extent to which Company Options, Company Warrants or other Company Equity Rights may be exercised after the date hereof.

                  (f) On a fully exercised (for cash) and converted to Company Common Stock basis, the number of shares of Company Common Stock outstanding on the date hereof would be 31,077,335. The weighted average exercise price of the Company Options and Company Warrants outstanding on the date hereof is no less than $6.80 per share of Company Common Stock.

         5.4 COMPANY SUBSIDIARIES. Section 5.4 of the Company Disclosure Letter sets forth a list of all Subsidiaries of Company. Each Subsidiary of Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Subsidiary of Company has the corporate power and authority to carry on its business as it is now being conducted. Each Subsidiary of Company is duly qualified as a foreign corporation authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests in each of Company's Subsidiaries have been validly issued, are fully paid and nonassessable, and, except as set forth in the Company SEC Documents, are owned by Company or another Subsidiary of Company free and clear of all Liens, and none are subject to preemptive rights. Neither Company nor any of its Subsidiaries has any equity or similar interest in any other Person (other than Company's investments in its Subsidiaries).

         5.5      SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Company has filed all reports, schedules, forms, statements and other documents (which are publicly available) with the SEC pursuant to applicable Securities Laws from January 1, 1997 to the date of this Agreement relating to Company and its Subsidiaries (the "COMPANY SEC DOCUMENTS"), and the Company SEC Documents constitute all of the documents required to have been filed by Company pursuant to such Laws for such period. As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied in all Material respects, with the requirements of the 1933 Act or the 1934 Act, as the case may be, and none of the Company SEC Documents contained when filed any untrue statement of a Material fact or omitted to state any Material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading and did not at the time they were filed omit any documents required to be filed as exhibits thereto. The consolidated financial statements of Company included in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS") fairly presented the consolidated financial position of Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended and have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since September 30, 1999, Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as have been required by GAAP.

                  (b) All documents required to be filed by Company with respect to Company and its Subsidiaries with the SEC after the date hereof and prior to the Effective Time (the "SUBSEQUENT COMPANY SEC DOCUMENTS") will comply, in all Material respects, with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the Subsequent Company SEC Documents (including any and all financial statements included therein) will not contain when filed, any untrue statement of a Material fact with respect to Company and its Subsidiaries or omit to state any Material fact with respect to Company and its Subsidiaries required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except for Liabilities which are accrued or reserved against in the Company Financial Statements and liabilities incurred in connection with the Loan Agreement entered into pursuant to Section 8.16, neither Company nor any of its Subsidiaries has any Material Liabilities, other than Liabilities incurred in the ordinary course of the business consistent with past practice since September 30, 1999 or Liabilities arising under this Agreement.

         5.7 ABSENCE OF CHANGES. Except as set forth in the Company SEC Documents, since September 30, 1999, Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary and usual course consistent with past practice, except for such business and operations as have not resulted and would not result in a Company Material Adverse Effect, and there has not occurred (i) any event, condition or occurrence which has a Company Material Adverse Effect or is reasonably likely to have a Company Material Adverse Effect; or (ii) any event that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.1 hereof.

         5.8 TAX MATTERS. (a) Company has filed all federal, and all Material state, local, foreign and provincial tax returns, declarations, statements, reports, schedules, bonus and information returns and any amendments to any of the preceding ("TAX RETURNS") required to have been filed on or prior to the date hereof, or appropriate extensions therefor have been properly obtained, and such Tax Returns are in all Material respects true, correct and complete; (b) all Taxes shown to be due on such Tax Returns either (x) have been timely paid or (y) extensions for payment have been properly obtained or such Taxes are being timely and properly contested and, in either case, adequate reserves pursuant to GAAP have been established on Company's consolidated financial statements with respect thereto; (c) Company and each of its Subsidiaries have complied in all Material respects with all rules and regulations relating to the withholding of Taxes; (d) neither Company nor any of its Subsidiaries has waived any statute of limitations in respect of its Taxes or Tax Returns; (e) Section
5.8 of the Company Disclosure Letter sets forth all pending audits, examinations or claims by any taxing authority of any Tax Returns; (f) except as have been advanced in pending audits or examinations listed in Section 5.8 of the Company Disclosure Letter, no claims that have been communicated in writing to Company by a taxing authority in connection with the examination of any federal or Material state Tax Returns of Company and its Subsidiaries are currently pending; (g) all deficiencies asserted or assessments made as a result of any examination of such Tax Returns by any taxing authority have been paid in full or are being timely and properly contested and proper accruals pursuant to GAAP have been established on Company's consolidated financial statements with respect thereto; (h) neither Company nor any of its Subsidiaries has any Material liability for Taxes of any Person other than Company and its Subsidiaries (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Law), (B) as a transferee or successor, or (C) by virtue of any express or implied agreement or otherwise; (i) neither Company nor any of its Subsidiaries has been a member of any affiliated group within the meaning of
Section 1504(a) of the Internal Revenue Code other than the affiliated group of which Company is the common parent corporation; (j) none of the property owned or used by Company or its Subsidiaries is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Act of 1981; (k) none of the property owned by Company or its Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code; (l) except as set forth in Section 5.8 of the Company Disclosure Letter, none of Company or its Subsidiaries is obligated to make any payments or is a party to any agreement that under any circumstances could obligate any of Company or its Subsidiaries to make any payments that will not be deductible under either
Section 162(m) or Section 280G of the Internal Revenue Code (or cause Company or any of its Subsidiaries to incur a payment to reimburse a person for a tax imposed under Internal Revenue Code Section 4999); and (m) none of Company or its Subsidiaries is a party to any Tax allocation agreement, any Tax sharing agreement, or any Tax indemnity agreement.

         5.9      INTELLECTUAL PROPERTY.

                                    (a)     Company  or one of its  Subsidiaries
owns or has the right to use all Intellectual Property which is Material to the operation of the business of Company and its Subsidiaries as currently conducted or to products or services currently under development by Company or any of its Subsidiaries (collectively, "MATERIAL INTELLECTUAL PROPERTY"), and, except as set forth in Section 5.9 of the Company Disclosure Letter, has the right to use and/or license, the same in the ordinary course of Company's business without Material liability to, or any requirement of consent from, any other person or party, which right to use or license shall not be affected by the execution of this Agreement or the consummation of the Merger. All Material Intellectual Property is either owned by Company or its Subsidiaries free and clear of all Liens, is used pursuant to a license agreement or is in the public domain; each such license agreement is valid and enforceable and in full force and effect; neither Company nor any of its Subsidiaries is in Material Default thereunder; and to the Knowledge of Company, no corresponding licensor is in Material Default thereunder. Except as set forth in Section 5.9 of the Company Disclosure Letter, none of the Material Intellectual Property of Company and its Subsidiaries infringes or otherwise conflicts with any Intellectual Property or other right of any Person; there is no pending or, to the Knowledge of Company, threatened (in writing) litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Material Intellectual Property of Company or any of its Subsidiaries; there is no outstanding Order relating to any Material Intellectual Property of Company or any of its Subsidiaries; to the Knowledge of Company, there is currently no infringement by any Person of any Material Intellectual Property of Company or any of its Subsidiaries. Notwithstanding anything to the contrary herein, Company's only warranties with respect to (i) the Company's right to use or license third party patents, (ii) Company agreements to license third party patents, and (iii) infringement of third party patents are as follows: to the Knowledge of Company (which, for purposes of this section only, shall include the knowledge of the Persons responsible for Intellectual Property at Company, including without limitation the Chief Technology Officer of Company), Company has the right to use and/or license its Material Intellectual Property without liability to, or any requirement of consent from, any third party under such third party's patent rights; and none of the Material Intellectual Property of Company and its Subsidiaries infringes or otherwise conflicts with any patent of any third party.

                  (b) Except as set forth in Section 5.9 of the Company Disclosure Letter, Company and each of its Subsidiaries has taken reasonable steps to protect, maintain and safeguard its respective Material Intellectual Property, including any Material Intellectual Property of Company or any of its Subsidiaries for which improper or unauthorized disclosure would impair its value or validity Materially, and has executed and required appropriate nondisclosure agreements and made appropriate filings and registrations in connection with the foregoing.

                  (c) Company or one of its Subsidiaries is the sole and exclusive owner of all Owned Software (as defined in Section 5.9(e) below). A true and complete list of all Material Owned Software of Company or any of its Subsidiaries has heretofore been made available to Healtheon/WebMD and all Owned Software acquired by Company at a cost in excess of $25,000 is set forth on the Company Disclosure Letter. Except as set forth in Section 5.9 of the Company Disclosure Letter and for Owned Software that is not licensed or no longer offered for license to third parties, all of the Owned Software of Company and any of its Subsidiaries is Year 2000 Compliant (as defined in Section 5.9(e) below). A true and complete list of all Material Third Party Software (as defined in Section 5.9(e) below) used by Company or any of its Subsidiaries has heretofore been made available to Healtheon/WebMD. The Company has no Knowledge that any Material Third Party Software currently used by Company or any of its Subsidiaries is not Year 2000 Compliant.

                  (d) Company or one of its Subsidiaries is the sole and exclusive owner of all Owned Databases (as defined in Section 5.9(e) below). A true and complete list of all Material Owned Databases of Company or any of its

Subsidiaries has heretofore been made available to Healtheon/WebMD. The Company has no Knowledge that any of the Owned Databases of Company or any of its Subsidiaries are not Year 2000 Compliant. A true and complete list of all Material Third Party Databases (as defined in Section 5.9(f) below) used by Company or any of its Subsidiaries has heretofore been made available to Healtheon/WebMD.

                  (e) As used in this Section 5.9:

                           (i)       "DATABASES"  means  and  includes  all
compilations of data and all related documentation and written narratives of all procedures used in connection with the collection, processing and distribution of data contained therein, together with information that describes the attributes of certain data and such data's relationship to other data, including, without limitation, (A) whether the data must be numerical, alphabetic, or alphanumeric, (B) range or type limitations of the data, (C) one-to-one, one-to-many, or many-to-many relationships with other data, (D) file layouts, and (E) data formats, that are required to conduct the businesses of Company and its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the products and services currently under development by Company or any of its Subsidiaries.

                           (ii)      "OWNED DATABASES" means all Databases other
than Third Party Databases.

                           (iii)     "OWNED  SOFTWARE" means all Software other
than Third Party Software and Software in the public domain.

                           (iv)      "SOFTWARE"  means and includes all computer
programs, whether in source code, object code or other form (including without limitation any embedded in or otherwise constituting part of a computer hardware device), algorithms, edit controls, methodologies, applications, flow charts and any and all systems documentation (including, but not limited to, data entry and data processing procedures, report generation and quality control procedures), logic and designs for all programs, and file layouts and written narratives of all procedures used in the coding or maintenance of the foregoing, that is required to conduct the businesses of Company and its Subsidiaries to the extent such businesses are currently conducted, including, without limitation, the


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

products and services currently under development by Company or any of its Subsidiaries.
                           (v)      "THIRD  PARTY  DATABASES"   means  Databases
licensed or leased to Company or any of its Subsidiaries by third parties.

                           (vi)     "THIRD  PARTY  SOFTWARE"   means  Software
licensed or leased to Company or its Subsidiaries by third parties, including commonly available "shrink wrap" software copyrighted by third parties.

                           (vii)  "YEAR 2000  COMPLIANT"  means,  when used with
respect to any Software, that such Software will accept, receive, input, calculate, compare, sort, store, extract, sequence, and otherwise process data inputs and date values, and return and display date values, in a correct and accurate manner, without interruption or abnormal end of process resulting from the use of such date values, regardless of the dates used, whether before, on, or after January 1, 2000, for any date value or values in the twentieth or twenty-first centuries until the year 2034.

         5.10 INSURANCE. A complete and accurate list of all insurance policies held by Company and now in force (including, without limitation, property damage, public liability, communications liability, workers' compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage) is set forth in Section 5.10 of the Company Disclosure Schedule, and true and correct copies of all insurance policies have been made available to Healtheon/WebMD. There is no Material claim by Company or any of its Subsidiaries pending under any insurance policies of Company or any of its Subsidiaries as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

         5.11 COMPLIANCE WITH LAWS. (i) Each of Company and its Subsidiaries holds, and is in compliance with the terms of, all Permits necessary for the conduct or operation of their businesses as currently conducted (the "COMPANY PERMITS"), except for failures to hold or to comply with the Company Permits which would not have a Company Material Adverse Effect; (ii) with respect to the Company Permits, no action or proceeding is pending or, to the Knowledge of Company, threatened in writing, and no fact exists or event has occurred that would have a Company Material Adverse Effect; (iii) the business of Company and its Subsidiaries has been and is being conducted in compliance with all applicable Laws, including without limitation all Laws concerning privacy and/or data protection, except for violations or failures to so comply that would not have a Company Material Adverse Effect; (iv) no investigation or review by any Regulatory Authority with respect to Company or its Subsidiaries is pending or, to the Knowledge of Company, threatened in writing, other than, in each case, those which would not have a Company Material Adverse Effect; and (v) neither Company nor any of its Subsidiaries has received any written communication in the past two years from a Regulatory Authority that alleges that Company or any of its Subsidiaries is not in compliance in any Material respect with any applicable Law.

         5.12 ORDERS AND LITIGATION. Except as set forth in the Company SEC Documents, there are no outstanding Orders against Company or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge of Company, against any of Company's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom Company or any of its Subsidiaries has agreed to indemnify, as such, concerning such Person's conduct as a director or officer of Company or any of its Subsidiaries. Except as set forth in the Company SEC Documents, there is no Litigation pending or, to the Knowledge of Company, threatened in writing against Company or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge of Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom Company or any of its Subsidiaries has agreed to indemnify which, if adversely determined, would have a Company Material Adverse Effect; nor is there any reasonable basis for any such Litigation that could have an Company Material Adverse Effect.

         5.13     ENVIRONMENTAL MATTERS.

                  (a) No Person (including any Regulatory Authority) has asserted against Company or any of its Subsidiaries (i) any written requests, claims or demands for damages, costs, expenses or causes of action arising out of Hazardous Materials in connection with or related to any past or present facilities, or Assets owned, leased or operated by Company or any of its Subsidiaries currently or in the past (collectively, the "COMPANY FACILITIES"), or (ii) any actual or alleged injury to human health or the environment by reason of the current condition or operation of the Company Facilities, or past conditions and operations or activities on the Company Facilities.

                  (b) Neither Company nor any Subsidiary is subject to any pending, or to the Knowledge of Company, threatened (in writing) Litigation relating to or arising from the generation, emission, disposal, discharge, release or threatened release, treatment, or storage of any Hazardous Material associated with the Company Facilities or Company's or any of its Subsidiaries' operations.

                  (c) There is no environmental condition, situation or incident on, at or concerning any Company Facility or Company's or any of its Subsidiaries' operations that has resulted in or could reasonably be expected to result in a Company Material Adverse Effect.

         5.14 CONTRACTS AND COMMITMENTS. Except for agreements listed as exhibits to any Company SEC Document and on Section 5.14 of the Company Disclosure Letter, none of Company or any of its Subsidiaries is a party to any:
(a) employment agreement (other than oral "at-will" employment of employees and the Company's standard for Offer Letter, the form of which has been made available to Healtheon/WebMD); (b) collective bargaining agreement; (c) Contract relating to the borrowing of money in excess of $1,000,000 by Company or any Subsidiary or the guaranty of any obligation for the borrowing of money in excess of $1,000,000 by Company or any Subsidiary; (d) Material Contract which grants any Person the exclusive right to any of the Material Assets of Company or any of its Subsidiaries or purports to limit in any Material respect the manner in which, or the localities in which, Company or any of its Subsidiaries is entitled to conduct all or any Material portion of the business of Company or any of its Subsidiaries; (e) Contract that requires the Consent of, or terminates or becomes terminable by, any Person other than Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement; (f) Material Contract of any sort, other than in the ordinary course of business, which (i) is not terminable by Company or a Subsidiary, as applicable, on ninety
(90) or fewer days' notice at any time without penalty and contemplates the receipt, payment or rendering by or to Company or a subsidiary of more than $500,000 in cash or fair market value of Assets or securities, (ii) contemplates any joint venture, partnership, strategic alliance or similar arrangement extending beyond six (6) months or involving equity or investments of more than $500,000, or (iii) is otherwise Material to Company and its Subsidiaries taken as a whole; or (g) any Material Contracts pursuant to which any of Company's pages are linked with other web sites or pages therein, Material Contracts with web site hosts or Internet access providers, Material Contracts regarding data center hosting or security, Material Contracts relating to advertising or sponsorships, Material Contracts providing for the acquisition, purchase, license, use, display or distribution of content, information or data or the provision of services through the Company's web pages, or Material Contracts regarding the establishment or maintenance of networks, servers, telecommunication links, virtual private networks or other similar non-public networks. There is not, under any of the aforesaid obligations, any Default by Company or any of its Subsidiaries except for Defaults or other events which would not have a Company Material Adverse Effect.

         5.15 STATE TAKEOVER STATUTES. The provisions of Section 23B.19.040 of the WBCA will not apply to this Agreement or the Merger. No other state takeover statutes or similar statute or regulation applies to the Merger and this Agreement or the transactions contemplated by this Agreement.

         5.16     BENEFIT PLANS.

                  (a) Section 5.16 of the Company Disclosure Letter sets forth the name of each Company Plan (as defined below) and of each bonus, deferred compensation (together with a list of participants therein), incentive compensation, profit sharing, salary continuation (together with a list of participants therein), employee benefit, fringe benefit, stock purchase, stock option, employment, severance, termination, golden parachute, consulting or supplemental retirement plan or agreement relating to Company and its Subsidiaries or to their employees or independent contractors (collectively, the "BENEFIT PLANS"), true copies of which have heretofore been made available to Healtheon/WebMD. Company has also delivered to Healtheon/WebMD true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the IRS with respect to each Benefit Plan (if any such report was required by applicable
Law), (3) the most recent summary plan description (or similar document) for each Benefit Plan for which such a summary plan description is required by applicable Law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract or other funding or financing arrangement relating to any Benefit Plan. Each Company Plan and

Benefit Plan has been administered in all Material respects in accordance with its terms and complies in all Material respects with ERISA, the Internal Revenue Code and all other applicable Laws. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Internal Revenue Code, have been timely made. All such contributions to, and payments from, the Benefit Plans, except those payments to be made from a trust qualified under
Section 401(a) of the Internal Revenue Code, for any period ending before the Effective Time that are not yet, but will be, required to be made, will be properly accrued and reflected in the balance sheet included in the Company Financial Statements. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived (other than with respect to the transactions contemplated by this Agreement); neither Company nor any of its ERISA Affiliates has withdrawn from any Company Plan under Section 4063 of ERISA or Company Multiemployer Plan (as defined below) under Section 4203 or 4205 of ERISA or has taken, or is currently considering taking, any action to do so; and no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. As of the most recent valuation date for each Company Plan that is a "defined benefit plan" (as defined in Section 3(35) of ERISA (hereinafter a "DEFINED BENEFIT Plan")), there was not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and Company is not aware of any facts or circumstances that would Materially change the funded status of any such Defined Benefit Plan. Company has furnished to Healtheon/WebMD the most recent actuarial report or valuation with respect to each Defined Benefit Plan. The information supplied to the plan actuary by Company and any ERISA Affiliate (as defined below) for use in preparing those reports or valuations was complete and accurate in all Material respects and Company has no reason to believe that the conclusions expressed in those reports or valuations are incorrect. Neither Company nor any ERISA Affiliate has (a) engaged in a transaction described in
Section 4069 of ERISA that could subject Company to liability at any time after the date hereof or (b) acted in a manner that could, or failed to act so as to, result in Material fines, penalties, taxes or related charges under (x) Section 502(c)(i)(1) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Internal Revenue Code. There are no Material (individually or in the aggregate) actions, suits or claims pending or, to the Knowledge of Company, threatened in writing (other than routine claims for benefits) with respect to any Company Plan or Benefit Plan. Neither Company nor any of its ERISA Affiliates has incurred or could reasonably be expected to incur any Material liability under or pursuant to Title IV of ERISA that has not been satisfied in full. To the Knowledge of Company, no Material non-exempt prohibited transactions described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code have occurred. All Company Plans that are intended to be qualified under Section 401(a) of the Internal Revenue Code have received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which could be expected to cause the loss of any such qualification, and Company is not aware of any reason why any Company Plan and Benefit Plan is not so qualified in operation. Company has delivered to Healtheon/WebMD (i) a copy of the most recent determination letter received with respect to each Company Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter and (ii) a list of all Company Plan amendments as to which a favorable determination letter has not yet been received. None of Company, any of its ERISA Affiliates or, to the Knowledge of Company, any trustee, administrator or other fiduciary of any Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject Company, any such ERISA Affiliate or any trustee, administrator or other fiduciary to any Material liability for breach of fiduciary duty under ERISA or any other applicable law. Neither Company nor any of its ERISA Affiliates knows or has been notified by any Company Multiemployer Plan that such Company Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA. As used herein: (i) "COMPANY PLAN" means a "pension plan" (as defined in Section 3(2) of ERISA, other than a Company Multiemployer Plan) or a "welfare plan" (as defined in Section 3(l) of ERISA) established or maintained by Company or any Person that, together with Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code (each, an "ERISA AFFILIATE") or to which Company or any of its ERISA Affiliates has contributed in the last six years or otherwise may have any liability; and (ii) "COMPANY MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

                  (b) Except as contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event that is reasonably likely to occur, (A) entitle any current or former director, officer or employee of Company or any of its ERISA Affiliates to severance pay, golden parachute payments, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee.

                  (c) The list of welfare plans in Section 5.16 of the Company Disclosure Letter discloses whether each welfare plan is (i) unfunded, (ii) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Internal Revenue Code, or other funding mechanism or (iii) insured. Each such welfare plan may be amended or terminated without Material liability to Company at any time after the Effective Time. Company and its ERISA Affiliates comply in all Material respects with the applicable requirements of
Section 4980B(f) of the Internal Revenue Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Internal Revenue Code.

         5.17 BOARD APPROVAL. The Board of Directors of Company has, as of the date of this Agreement, (a) determined that the Merger is fair to, and in the best interests of Company and its Stockholders, and (b) approved and determined to be advisable this Agreement and the transactions contemplated hereby and has recommended that the Stockholders of Company adopt this Agreement.

         5.18 GOVERNMENTAL APPROVALS; REQUIRED CONSENTS. No filing or registration with, or Consent of, any Governmental Entity or any other third party is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) the filing of a notification under the HSR Act, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Washington, (iii) the Consents, filings and notifications listed in
Section 5.14(e) of the Company Disclosure Letter; (iv) the effectiveness of the Healtheon/WebMD Registration Statement and filing any notices required under state securities laws in accordance with Section 8.1; and (v) such other Consents, registrations and filings the failure of which to obtain or make would not have a Company Material Adverse Effect.

         5.19 ACCOUNTS RECEIVABLE. All accounts receivable of Company and its Subsidiaries, whether or not reflected in the Company Financial Statements represent in all Material respects sales made in the ordinary course of business, and the reserves shown on the Company Financial Statements have been established in accordance with GAAP, consistently applied, and are considered by management of Company and Company to be adequate.

         5.20 TAX TREATMENT. Neither Company nor, to the Knowledge of Company, any Affiliate of Company has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         5.21 AFFILIATE TRANSACTIONS. Except as set forth in the Company SEC Documents, there are no transactions involving Company of a nature that would be required to be described under Item 404 of Regulation S-K promulgated under the 1933 Act.

         5.22 CUSTOMERS. Section 5.22 of the Company Disclosure Letter lists Company's top 20 customers (collectively, the "CUSTOMERS"), by the unaudited revenues received by Company from each such Customer during 1999. Company does not have any Knowledge of any oral or written notice from any of the Customers stating that such Customer intends to terminate its business relationship with Company or Materially reduce the volume of business it does with Company.

         5.23 FAIRNESS OPINION. Company's Board of Directors has received an opinion from FleetBoston Robertson Stephens Inc., dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Company Stockholders, other than Healtheon/WebMD, Merger Corp, any affiliates of Healtheon/WebMD or Merger Corp or any Stockholders exercising dissenters' rights under the WBCA, from a financial point of view, a written copy of which will be delivered to Healtheon/WebMD promptly after receipt by Company.

                                    ARTICLE 6
--------------------------------------------------------------------------------
              REPRESENTATIONS AND WARRANTIES OF HEALTHEON/WEBMD AND
                                  MERGER CORP

         Subject to the exceptions set forth in the disclosure letter referencing specific representations delivered to Healtheon/WebMD on or prior to the date of this Agreement (the "HEALTHEON/WEBMD DISCLOSURE LETTER"), as of the date hereof and as of the Closing Date, Healtheon/WebMD and Merger Corp, jointly and severally, represent and warrant to Company as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. (a) Healtheon/WebMD is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as it has been and is now being conducted. Healtheon/WebMD and each of its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have a Healtheon/WebMD Material Adverse Effect. Copies of the Certificate of Incorporation and all amendments thereto of Healtheon/WebMD and the bylaws, as amended, of Healtheon/WebMD and copies of all resolutions adopted and action taken by the stockholders or Board of Directors and all committees thereof of Healtheon/WebMD, which have been made available to Company for review, are true and complete in all Material respects and accurately reflect all proceedings of the stockholders and Board of Directors (and all committees thereof) of Healtheon/WebMD.

                  (b) Merger Corp is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington as a wholly owned Subsidiary of Healtheon/WebMD.

         6.2 AUTHORIZATION OF AGREEMENT; NO BREACH. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Healtheon/WebMD. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by Healtheon/WebMD pursuant to this Agreement will constitute, legal, valid and binding obligations of Healtheon/WebMD enforceable against it in accordance with their respective terms, except to the extent such enforceability is subject to
(i) Laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief or other equitable remedies. Each of Healtheon/WebMD and Merger Corp has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Corp. This Agreement represents a legal, valid, and binding obligation of Merger Corp, enforceable against Merger Corp in accordance with its terms. Except in such case that will not result in a Healtheon/WebMD Material Adverse Effect, the execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by Healtheon/WebMD pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the Consents identified or contemplated herein (including without limitation all filings or Consents under the HSR Act, the Securities Laws and state securities Laws and the rules and regulations of the NASD), (i) violate or result in a breach of or Default under the certificate of incorporation or bylaws of Healtheon/WebMD or any of its Subsidiaries or any other Material Contract to which Healtheon/WebMD or any of its Subsidiaries is a party or is bound; (ii) violate any Law, Order, administrative decision or award of any court, arbitrator, mediator, tribunal or Regulatory Authority applicable to or binding upon Healtheon/WebMD or its Subsidiaries or upon their respective securities, Assets or business; or (iii) create a Material Lien upon the securities, Assets or business of Healtheon/WebMD or any of its Subsidiaries.

         6.3      CAPITAL STOCK.

                  (a) As of February 7, 2000,  the  authorized  capital stock of
Healtheon/WebMD consists of: (i) 600,000,000 shares of Healtheon/WebMD Common Stock, of which 179,772,040 shares (plus any shares issued upon exercise of Healtheon/WebMD Options and Warrants (as defined in Section 6.3(b) since February 7, 2000) are issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, of which 155,951shares are issued and outstanding. All of the outstanding shares of Healtheon/WebMD Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and were issued in compliance with the 1933 Act and applicable state securities Laws, except where the failure to comply would not have a Healtheon/WebMD Material Adverse Effect.

                  (b) The authorized capital stock of Merger Corp consists of 10,000 shares of Merger Corp Common Stock, of which 100 shares are validly issued and outstanding, fully paid and nonassessable, are owned directly by Healtheon/WebMD free and clear of any Liens, and constitutes all of the outstanding shares of capital stock of Merger Corp.

                  (c) As of February 7, 2000, an aggregate of 65,701,201 shares of Healtheon/WebMD Common Stock (less any shares of Common Stock subject to Healtheon/WebMD Options and Warrants that have been exercised since February 7,
2000) are subject to issuance pursuant to outstanding options to purchase Healtheon/WebMD Common Stock under Healtheon/WebMD's stock option plans and outstanding warrants to purchase Healtheon/WebMD Common Stock. (Stock options granted by Healtheon/WebMD pursuant to its stock option plans and warrants are referred to in this Agreement as "HEALTHEON/WEBMD OPTIONS AND WARRANTS".) All Healtheon/WebMD Options and Warrants were issued or granted in Material compliance with the 1933 Act and applicable state securities Laws, except where the failure to comply would not have a Healtheon/WebMD Material Adverse Effect.

                  (d) Except as set forth above, in the Healtheon/WebMD SEC Documents and in Section 6.3(d) of the Healtheon/WebMD Disclosure Letter, as of the date of this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Healtheon/WebMD or any of its Subsidiaries is a party or by which it is bound obligating Healtheon/WebMD or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Healtheon/WebMD or any of its Subsidiaries or obligating Healtheon/WebMD or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

         6.4 HEALTHEON/WEBMD SEC FILINGS; FINANCIAL STATEMENTS. Healtheon/WebMD has filed all reports, schedules, forms, statements and other documents (which are publicly available) with the SEC pursuant to applicable Securities Laws from January 1, 1999 to the date of this Agreement relating to Healtheon/WebMD and its Subsidiaries (the "HEALTHEON/WEBMD SEC DOCUMENTS"), and the Healtheon/WebMD SEC Documents constitute all of the documents required to have been filed by Healtheon/WebMD pursuant to such Laws for such period. As of their respective dates, or if amended, as of the date of the last such amendment, the Healtheon/WebMD SEC Documents complied, and all documents required to be filed by Healtheon/WebMD with the SEC after the date hereof and prior to the Effective Time (the "SUBSEQUENT HEALTHEON/WEBMD SEC DOCUMENTS") will comply, in all Material respects, with the requirements of the 1933 Act or the 1934 Act, as the case may be, and none of the Healtheon/WebMD SEC Documents contained when filed, and the Subsequent Healtheon/WebMD SEC Documents will not contain when filed, any untrue statement of a Material fact or omitted, or will omit, to state any Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading and did not at the time they were filed omit any documents required to be filed as exhibits thereto. The consolidated financial statements of Healtheon/WebMD included in the Healtheon/WebMD SEC Documents when filed fairly presented, and those included in the Subsequent Healtheon/WebMD SEC Documents when filed will fairly present, the consolidated financial position of Healtheon/WebMD and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) and have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

         6.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed on the Healtheon/WebMD SEC Documents, Healtheon/WebMD does not have any Material Liabilities, other than Liabilities incurred in the ordinary course of business since September 30, 1999 or Liabilities arising under this Agreement.

         6.6  ABSENCE OF  CERTAIN  CHANGES OR  EVENTS.  Except as  disclosed  in
Section 6.6 of the Healtheon/WebMD Disclosure Letter, since September 30, 1999, there has not occurred (i) any events, changes or occurrences (other than events or condition affecting the economy generally) which have had, or are reasonably likely to have a Healtheon/WebMD Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or distribution of any kind by Healtheon/WebMD or Merger Corp on any class of its capital stock or (iii) any change in Healtheon/WebMD's accounting methods, principles or practices utilized by or affecting Healtheon/WebMD except as required by concurrent changes in GAAP.

         6.7 COMPLIANCE WITH LAWS. The business of Healtheon/WebMD and Merger Corp has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that would not have Material Adverse Effect on Healtheon/WebMD; and no investigation or review by any Governmental Entity with respect to Healtheon/WebMD or Merger Corp is pending or, to the Knowledge of Healtheon/WebMD, threatened in writing, other than, in each case, those which would not have a Healtheon/WebMD Material Adverse Effect.

         6.8 GOVERNMENTAL APPROVALS; REQUIRED CONSENTS. No filing or registration with, or Consent of, any Governmental Entity or any other third party is required by or with respect to Healtheon/WebMD or Merger Corp in connection with the execution and delivery of this Agreement or is necessary for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) except: (i) the filing of a notification under the HSR Act, (ii) the filing of Articles of Merger with the Secretary of State of the State of Washington, (iii) the Consents, filings and notifications listed in
Section 6.8 of the Healtheon/WebMD Disclosure Letter; (iv) the effectiveness of the Healtheon/WebMD Registration Statement and filing any notices required under state securities laws in accordance with Section 8.1; and (v) such other Consents, registrations and filings the failure of which to obtain or make would not have a Healtheon/WebMD Material Adverse Effect.

         6.9 HEALTHEON/WEBMD COMMON STOCK. The shares of Healtheon/WebMD Common Stock to be issued in accordance with the terms and provisions of this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable and will have been issued in compliance with the 1933 Act and applicable state securities laws, except where the failure to comply would not have a Material adverse effect.

         6.10 INTERIM OPERATIONS OF MERGER CORP. Merger Corp was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Corp has no liabilities other than those existing under this Agreement.

         6.11 TAX TREATMENT. Neither Healtheon/WebMD nor, to the Knowledge of Healtheon/WebMD, any Affiliate of Healtheon/WebMD has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

         6.12 ORDERS AND LITIGATION. Except as set forth in the Healtheon/WebMD SEC Documents, there are no outstanding Orders against Healtheon/WebMD or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge of Healtheon/WebMD, any of Healtheon/WebMD's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom Healtheon/WebMD or any of its Subsidiaries has agreed to indemnify, as such. Except as set forth in the Healtheon/WebMD SEC Documents, there is no Material Litigation pending or, to the Knowledge of Healtheon/WebMD, threatened in writing against Healtheon/WebMD or any of its Subsidiaries, any of their
Assets or business, or, to the Knowledge Healtheon/WebMD, any of the Healtheon/WebMD's or its Subsidiaries' current or former directors or officers or any other person whom Healtheon/WebMD or any of its Subsidiaries has agreed to indemnify, as such; nor is there any reasonable basis for any such Litigation that could reasonably be expected to have a Healtheon/WebMD Material Adverse Effect.


                                    ARTICLE 7
                       CONDUCT OF BUSINESS PENDING CLOSING

         7.1 CONDUCT OF COMPANY'S BUSINESS. Except as set forth in Section 7.1 of the Company Disclosure Letter, between the date hereof and the Closing Date, except with the prior written consent of Healtheon/WebMD or as expressly contemplated by this Agreement, Company shall, and shall cause its Subsidiaries to:

                  (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any Material transaction or Material Contract other than in the ordinary course of business and consistent with past practices; and not make any Material change in its methods of management, marketing, accounting, or operations;

                  (b) consult with Healtheon/WebMD prior to undertaking any Material new business opportunity outside the ordinary course of business;

                  (c) not enter into any new employment Contract or make any commitment to employees (including any commitment to pay severance, retirement or other benefits) except in the ordinary course of business and consistent with past practice;

                  (d) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director, employee, agent or independent contractor of Company, except general hourly rate increases and normal merit increases for employees other than (x) executive officers made in the ordinary course of business and consistent with past practice and (y) for increases committed to prior to the date of this Agreement and not in contemplation thereof;

                  (e) except as contemplated in the Loan Agreement (as defined in Section 8.16) or in the ordinary course of business and consistent with past practices, not (i) create or incur any indebtedness for borrowed money (or, even if in the ordinary course of business, not in excess of $500,000 in the aggregate), or (ii) create any Liens of any nature whatsoever other than Liens created under the Security Agreement executed by Company in connection with the Loan Agreement executed pursuant to Section 8.16;

                  (f) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $200,000 individually or $1,000,000 in the aggregate, not make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

                  (g) not enter into, terminate or Materially amend any Material strategic alliance agreement or any other Material Contract relating to the distribution, sale, license or marketing by third parties of Company's products or services;

                  (h)  not  amend  the  Charter,   Bylaws  or  other   governing
instruments of Company, except as contemplated by this Agreement;

                  (i) not make any Material changes in its accounting methods or practices or revalue its Assets, except for (i) those changes required by the SEC or GAAP, and (ii) changes in its tax accounting methods or practices that may be necessitated by changes in applicable Tax Laws;

                  (j) not issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, (i) any additional shares of Company Common Stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend or other distribution with respect to any Company Common Stock, except for (A) shares of Company Common Stock which may be issued upon the exercise of the Company Options or Company Warrants outstanding or issued on the date hereof, including the Healtheon/WebMD Warrants; (B) options issued to new employees of Company under the Company Stock Plans in the ordinary course of business not to exceed 750,000 in the aggregate; and (C) 22,500 shares of Company Common Stock issuable to Jon L. Fisse; or (ii) any Material Assets of Company or any of its Subsidiaries, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (k) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business;

                  (l) not purchase or redeem, or agree to purchase or redeem, any Company Capital Stock or Company Equity Rights;

                  (m) except as provided by the terms of the Company Options on the date hereof and except for obtaining waivers of acceleration of vesting of Company Options triggered by the Voting Agreements entered into pursuant to
Section 8.15, not waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, reprice options granted under any Company Stock Plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (n) not grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof or adopt any new severance plan;

                  (o) not transfer or license to any Person or otherwise extend, amend or modify any rights to the Intellectual Property of Company, or enter into any grants of future patent rights, other than in the ordinary course of business consistent with past practice;

                  (p) not acquire or agree to acquire or, subject to Section 8.7, be acquired, by merging or consolidating with, or by purchasing any Person, interest in, portion of or the capital or the Assets of, or by any other manner, any business or any Person or division thereof, otherwise acquire or agree to acquire any Assets which are Material to the business of Company or enter into any joint ventures, strategic partnerships or alliances;

                  (q) not Materially modify or amend, or terminate any Material Contract (including any of the Company Stock Plans) to which Company is a party or waive, release, or assign any Material rights or claims thereunder, in any such case in a manner Materially adverse to Healtheon/WebMD; and

                  (r) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through (q) above.

                           7.2      CONDUCT OF  HEALTHEON/WEBMD'S  BUSINESS.
                                    ---------------------------------------
                  Except as set forth in Section 7.2 of the Healtheon/WebMD Disclosure Letter, between the date hereof and the Closing Date, except with the prior written consent of Company or as expressly contemplated by this Agreement, Healtheon/WebMD shall, and shall cause its Subsidiaries to:
                  --------------------------------------------------------------

                  (a) use reasonable efforts to maintain its material rights and material franchises and preserve its material relationships with customers, suppliers and others having business dealings with it;

                  (b) not to declare or pay any dividends on or make other distributions in respect of any of its capital stock;

                  (c) not take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

                  (d) not take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in
Article 9 not being satisfied;

                  (e) not  take  any  action   that  would  cause  any  of  its
representations and warranties set forth in this Agreement to no longer be true and correct; and
                  (f) not authorize, commit or agree to take any of the foregoing actions.

         7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees (a) to give written notice promptly to the other Parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have a Healtheon/WebMD Material Adverse Effect or a Company Material Adverse Effect, respectively, or (ii) would cause or constitute a breach of any of its representations, warranties, agreements or covenants contained herein, such that the conditions set forth in Sections 9.2(a) and (b) or Sections 9.3(a) and (b) with respect to such Party (as appropriate) would not be satisfied as of the time of such breach or as of the time of such representation or warranty shall have become untrue, and (b) to use its reasonable efforts to prevent or promptly to remedy the same.


                                    ARTICLE 8
--------------------------------------------------------------------------------
                              ADDITIONAL AGREEMENTS

         8.1      STOCKHOLDER APPROVAL; REGISTRATION STATEMENT.

                  (a) Unless this Agreement is terminated in accordance with its terms, the Board of Directors of Company shall unanimously recommend to the Stockholders that the Stockholders vote in favor of the adoption of this Agreement and the Merger and the Board of Directors and officers of Company shall use their reasonable best efforts to obtain such Stockholders' approval. Regardless of whether the Board of Directors of Company recommends or withdraws its recommendation to the Stockholders that the Stockholders vote in favor of the adoption of this Agreement and the Merger, unless this Agreement is terminated in accordance with Section 10.1 hereof, Company and its Board of Directors shall take all action necessary and in accordance with the WBCA and its Charter and Bylaws to convene a meeting of Company's Stockholders to consider adoption and approval of this Agreement and approval of the Merger (the "STOCKHOLDERS MEETING") to be held as promptly as practicable, in any event, within 30 days after the declaration of the effectiveness of the Healtheon/WebMD Registration Statement. Company will use its reasonable best efforts to solicit from its Stockholders proxies in favor of the adoption and approval of this

Agreement and the approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its Stockholders required by the WBCA to obtain such approvals and shall ensure that the Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Stockholders Meeting are solicited, in compliance with the WBCA, Company's Charter and Bylaws, and all other applicable legal requirements. The Board of Directors of the Company (including any committee thereof) may not withdraw, amend or modify, or propose to withdraw or modify, in a manner adverse to Healtheon/WebMD the approval or recommendation by the Company Board of Directors of this Agreement or the Merger unless, following the receipt of a Superior Proposal (as defined in Section 8.7(c), below), in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties to the Company's Stockholders under applicable law; PROVIDED, HOWEVER, that, the Board of Directors of the Company shall submit this Agreement to the Company's stockholders for approval, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by the WBCA and its Articles of Incorporation and Bylaws to approve and adopt this Agreement and the Merger.

                  (b) Subject to Section 8.1(a), the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that the Stockholders vote in favor of the approval and adoption of the Agreement and the Merger. Notwithstanding anything permitted by Section 8.1(a), neither Company nor its Board of Directors shall take any action that would cause any Voting Agreement to be unenforceable in accordance with its terms under applicable law.

                  (c) (i) As promptly as reasonably possible after the execution of this Agreement, Company and Healtheon/WebMD shall prepare and cause to be filed with the SEC the Proxy Statement/Prospectus and Healtheon/WebMD shall prepare and cause to be filed with the SEC the Healtheon/WebMD Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of the Parties hereto shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing Party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the
Healtheon/WebMD Registration Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the others' counsel and auditors in preparation of the Proxy Statement/Prospectus and the Healtheon/WebMD Registration Statement. Healtheon/WebMD will respond to any comments to the SEC, will use its respective commercially reasonable best efforts to have the Healtheon/WebMD Registration Statement declared effective under the 1933 Act as promptly as reasonably practicable after such filing and

Company will cause the Proxy Statement/Prospectus to be mailed to Company's Stockholders at the earliest practicable time after the Healtheon/WebMD Registration Statement is declared effective by the SEC. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Healtheon/WebMD Registration Statement, the Parties hereto, as the case may be, will promptly inform the other Parties hereto of such occurrence and cooperate in filing with the SEC or its staff or any other governmental officials, and/or mailing to Company's Stockholders, such amendment or supplement.

                           (ii)     Each Party hereto hereby covenants that none
of the information to be supplied by it or on its behalf for inclusion or incorporation by reference in the Healtheon/WebMD Registration Statement will, at the time such Healtheon/WebMD Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each Party hereto hereby covenants that none of the information to be supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the time such documents are filed, when such documents are first mailed to the Stockholders of Company, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Healtheon/WebMD Registration Statement and Proxy Statement/Prospectus will comply as to form in all Material respects with the provisions of the 1933 Act and the 1934 Act, as applicable, and the rules and regulations promulgated by the SEC thereunder.

                  (d) Company shall cause its certified public accountants to deliver a comfort letter, in form and substance customary for transactions of this type and reasonably satisfactory to Healtheon/WebMD, with respect to any financial information relating to Company included in the Healtheon/WebMD Registration Statement. In the event that the Company has not filed its 1999 audited financial statements with the SEC on or before March 31, 2000, the Company will deliver to Healtheon/WebMD customary review letters from its auditors with respect to each of the first three fiscal quarters of 1999.

         8.2      APPLICATIONS.

                  (a) The Parties shall promptly prepare and file, and shall cooperate in the preparation and, where appropriate, filing of, applications with any Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all Material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Healtheon/WebMD, Company or any Subsidiary or Affiliate of any such Party to agree to any Material divestiture by itself or any of its Affiliates of shares of capital stock or of any business or Assets, or the imposition of any Material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such Assets or stock.

                  (b) Healtheon/WebMD shall use commercially reasonable best efforts to cause the shares of Healtheon/WebMD Common Stock to be issued pursuant to this Agreement in the Merger to be listed for trading on the Nasdaq National Market no later than the Closing.

         8.3 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, the Articles of Merger shall be executed and filed with the Secretary of State of the State of Washington in accordance with the WBCA in connection with the Closing.

         8.4 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its legal ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement (including without limitation any Consents listed in Sections 5.18 and 6.8 of this Agreement). In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar Law is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger, this Agreement and the transactions contemplated hereby.

         8.5      INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, Healtheon/WebMD and Company shall each advise the other of all Material developments relevant to its business and to consummation of the Merger and shall permit each other to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other may reasonably request, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No information or Knowledge obtained in any investigation pursuant to this Section 8.5(a) shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Parties concerning or related to any such other Parties or their Subsidiaries and shall not use or disclose such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Parties.

         8.6 NASDAQ NATIONAL MARKET LISTING. The Surviving Corporation shall use its best efforts to cause the Company Common Stock to be de-listed from the Nasdaq National Market and de-registered under the Exchange Act as soon as practicable following the Effective Time.


         8.7      NO SOLICITATION BY COMPANY.

                  (a)  From  and  after  the date of this  Agreement  until  the
Effective Time or termination of this Agreement pursuant to Article 10, Company and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal (as hereinafter defined); (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Company Acquisition Proposal; (iii) engage in discussions with any person with respect to any Company Acquisition Proposal, except as to the existence of these provisions, or (iv) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Proposal. For purposes of this Agreement, "COMPANY ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Healtheon/WebMD) relating to any transaction or series of related transactions involving: (A) any purchase from Company or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under
Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Company or any merger, consolidation, business combination or similar transaction involving Company; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the consolidated assets of Company; (C) any other transaction that results in the creation of a minority interest in a subsidiary of Company that exceeds 15% of the consolidated assets of Company or that results in a subsidiary of Company which accounts for more than 15% of the consolidated assets of Company no longer being a subsidiary of Company; or (D) any liquidation or dissolution of Company. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. Company agrees that it will take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 8.7(a) of the obligations undertaken in this Section 8.7(a). Company also agrees that if it has not already done so it will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of it or any of its subsidiaries. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 8.7(a) by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 8.7(a) by Company.

                  (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 8.7, Company shall immediately advise Healtheon/WebMD orally and in writing of any request for information or other inquiry which Company reasonably believes may lead to a Company Acquisition Proposal, the material terms and conditions of such request, Company Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Company Acquisition Proposal or inquiry. Company will keep Healtheon/WebMD informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed material amendments) of any such request, Company Acquisition Proposal or inquiry.

                  (c) Notwithstanding subsections (a) and (b), above, that nothing contained in this Section 8.7 shall prevent the Company or the Company's Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited, bona fide written Company Acquisition Proposal by such person, if and only to the extent that (1) such person has made a written proposal to the Company Board of Directors to consummate a Company Acquisition Proposal, (2) the Company Board of Directors determines in good faith, after consultation with the Company's financial advisor, that such Company Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of Company Common Stock than the transaction contemplated by this Agreement (a "SUPERIOR PROPOSAL"), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board of Directors, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Company receives from such person an executed confidentiality and standstill agreement with material terms no less favorable to the Company than those contained in the Confidentiality and Nonsolicitation Agreement between Company and Healtheon/WebMD dated February 9, 2000. The Company agrees not to release any party to, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, a Company Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board, after consultation with outside legal counsel, be inconsistent with its fiduciary duties to the Company's stockholders under applicable law.

                  Nothing contained in this Section 8.7 shall prohibit Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Company's stockholders if, in the good faith judgment of the Board of Directors of Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

         8.8 TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.9      EMPLOYEE BENEFITS.

                  (a) Following the Effective Time, Healtheon/WebMD shall provide to officers and employees of Company and its Subsidiaries employee benefits based on the positions they hold with Healtheon/WebMD and/or its Subsidiaries after the Effective Time under employee benefit plans on terms and conditions which are substantially similar in the aggregate to those provided by Healtheon/WebMD and its Subsidiaries to their similarly situated officers and employees after the Effective Time. With respect to any benefits plans of Healtheon/WebMD or its Subsidiaries in which the officers and employees of Company and its Subsidiaries participate after the Effective Time, Healtheon/WebMD shall, or shall cause the Surviving Corporation to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such officers and employees under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any such officer or employee who was, as of the Effective Time, excluded from participation in a Company benefit plan by nature of such pre-existing condition), (ii) provide each such officer and employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan in which such employees may be eligible to participate after the Effective Time, and (iii) other than with respect to vesting credit with respect to Healtheon/WebMD options granted to such officers and employees, recognize all service of such officers and employees with Company and its Subsidiaries (and their respective predecessors) for all purposes (including without limitation purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service.

                  (b) Not later than the day immediately prior to the Closing Date (the "TERMINATION DATE"), Company shall cause (i) the adoption of appropriate resolutions which terminate each retirement plan of Company which qualifies or is intended to qualify under Section 401(a) of the Internal Revenue Code (each, an "COMPANY RETIREMENT PLAN"), effective as of the Termination Date,
(ii) the cessation of all employee salary deferral contributions under each Company Retirement Plan, effective as of the Termination Date, and (iii) the adoption of appropriate resolutions, contemporaneously with the adoption of resolutions identified in clause (i) above, which reserve the right to amend each Company Retirement Plan notwithstanding such applicable plan's termination. Company represents and warrants that all contributions to each Company Retirement Plan with respect to eligible Company employees which are required to be made by the time set forth in such Company Retirement Plan or under ERISA (which evidences, in part, each Company Retirement Plan) with respect to the period ending December 31, 1999, have been paid to each applicable trust relating to a given Company Retirement Plan, and that all such contributions required to be made by such time in such Company Retirement Plan section with respect to the period ending on the Closing Date will have been made to such trust on or before the Closing Date. Nothing in this Agreement shall give any employee of Company any third-party beneficiary or other rights under this Agreement.

         8.10 BLUE SKY LAWS. Healtheon/WebMD shall take such reasonable steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Healtheon/WebMD Common Stock in connection with the Merger. Company shall use its reasonable commercial efforts to assist Healtheon/WebMD as may be necessary to register, or qualify for valid exemptions from, the issuance of the shares of Healtheon/WebMD Common Stock in the Merger under the securities and blue sky laws of all jurisdictions which are applicable in connection with such issuance.

         8.11 NON-SOLICITATION OF EMPLOYEES. Until the Effective Time or, in the event this Agreement is terminated without completion of the Merger, for a period of one (1) year from the date hereof, none of the Parties will solicit for employment any current employee of the other Parties or any Subsidiary of the other Parties unless such employee has been terminated previously by his or her employer nor make any offer to such employee without prior notice to his or her employer; provided that in no event will a general solicitation for employment which is not principally directed at Company employees (whether by general advertisement in any media or otherwise) be a violation of this Section 8.11.

         8.12 PRESS RELEASES. Prior to the Effective Time, Healtheon/WebMD and Company shall consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby and no Party shall issue any press release or make any other public disclosure without the prior approval of the other Parties (which approval shall not be unreasonably withheld or delayed); provided, that nothing in this Section 8.12 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.13     DIRECTORS AND OFFICERS INDEMNIFICATION.

                  (a) Healtheon/WebMD and Company agree that all rights to indemnification and exculpation now existing in favor of any employee, agent, director or officer of Company and its Subsidiaries (the "INDEMNIFIED PARTIES"), as provided in their respective charters or Bylaws and their respective Indemnification Agreements, shall survive the Merger and shall continue in full force and effect for a period of 3 years after the Effective Time; provided that in the event any claim or claims are asserted or made within such 3 year period, all rights to indemnification in respect of any such claim shall continue until final disposition of such claim. Healtheon/WebMD hereby agrees, effective as of the Effective Time, to guarantee Company's indemnification and exculpation obligations existing in favor of the Indemnified Parties, as provided in Company's and its Subsidiaries' respective applicable Charters or Bylaws and their respective Indemnification Agreements, for the period of time set forth under this Section 8.13(a).

                  (b) Healtheon/WebMD agrees that from and after the Effective Time, the Surviving Corporation shall cause the policies of director and officer liability insurance maintained by the Company on the date hereof to be maintained in effect for the period of time directors and officers are entitled to indemnification under Section 8.13(a) above; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties, provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 150% of the last annual premium paid by Company prior to the date hereof (the "MAXIMUM AMOUNT") (which premium is set forth in Section 8.13 of the Company Disclosure Letter), and if the Surviving Corporation is unable to obtain the insurance required by this
Section 8.13 for the Maximum Amount, it shall obtain as much comparable insurance as possible for an annual premium equal to the Maximum Amount.

                  (c) In the event Healtheon/WebMD merges or is acquired in a transaction in which it is not the surviving corporation, or if Healtheon/WebMD sells substantially all of its assets, Healtheon/WebMD will cause proper provision to be made in such transaction so that Healtheon/WebMD's successor or acquiror will assume the obligations set forth in Sections 8.13(a) and (b) above. The parties agree that Company's directors and officers are the third party beneficiaries of, and entitled to enforce, the provisions of this Section 8.13.

         8.14 COMPANY AFFILIATES; RESTRICTIVE LEGEND; RESTRICTIONS ON TRANSFER. Not later than 30 days prior to the Company Stockholders Meeting, Company shall deliver to Healtheon/WebMD a list of those persons who may be deemed to be, in Company's reasonable judgment at the time this Agreement is submitted for adoption by the Stockholders of Company, affiliates of Company within the meaning of Rule 145 promulgated under the 1933 Act (each a "RULE 145 AFFILIATE"). Company will provide Healtheon/WebMD with such information and documents as Healtheon/WebMD reasonably requests for purposes of reviewing such list. Healtheon/WebMD will give stop transfer instructions to its transfer agent with respect to any Healtheon/WebMD Common Stock received pursuant to the Merger by Company Stockholders who are Rule 145 Affiliates and there will be placed on the certificates representing such Healtheon/WebMD Common Stock, or any substitution therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, OR (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

Healtheon/WebMD will consider in good faith a request from a Rule 145 Affiliate to remove such legend that is received on or after the one year anniversary of the Closing Date.

         8.15 VOTING AGREEMENTS; NOTICE OF RECORD DATE. Simultaneously with the execution and delivery of this Agreement, each of the Persons listed in Section
8.15 of the Company Disclosure Letter has executed and delivered a Voting Agreement in the form of EXHIBIT 8.15 hereto pursuant to which such Person has agreed, among other things, to vote all shares of Company Capital Stock held of record by such Person and all shares of Company Capital Stock for which such Person has been granted a proxy in favor of the Merger at the Stockholders Meeting (the "VOTING AGREEMENTS"). As soon as reasonably practicable after the date hereof, the Company shall use its reasonable best efforts to cause each of Ronald Stevens, Robert N. Goodman and Rebecca Farwell to execute an agreement in favor of Healtheon/WebMD to exercise their Company Options upon the request of Healtheon/WebMD, provided that Healtheon/WebMD shall (a) loan the funds required for such exercise and (b) indemnify such persons for any adverse tax consequences resulting from such exercise, all on terms mutually acceptable to the respective parties. Prior to 10 a.m. eastern time on the official record date set by the Board of Directors of the Company for the Stockholders entitled to notice of and to vote at the special meeting of the Stockholders taken for the purposes of voting on the approval of the Merger (the "Record Date"), the Company shall provide Healtheon/WebMD with notice of the total number of issued and outstanding shares of Company Common Stock as of 10 a.m. eastern time on the Record Date.

         8.16 LOAN AGREEMENT AND WARRANT. Simultaneously with the execution and delivery of this Agreement, the Company and Healtheon/WebMD shall execute and deliver a Loan Agreement in the form of EXHIBIT 8.16A (the "LOAN AGREEMENT") and in connection therewith the Company shall issue and deliver to Healtheon/WebMD a Common Stock Purchase Warrant in the form of EXHIBIT 8.16B (the "HEALTHEON/WEBMD WARRANT").


                                    ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Parties pursuant to Section 11.5 of this Agreement:

                  (a) STOCKHOLDER APPROVAL. The Stockholders shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by Company's Charter.

                  (b) REGULATORY APPROVALS. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

                  (c) LEGAL PROCEEDINGS. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, Materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (d) TAX OPINIONS. Each of Healtheon/WebMD and Company shall have received the opinion of Nelson Mullins Riley & Scarborough, L.L.P. ("NELSON MULLINS") and Preston Gates & Ellis LLP ("PRESTON GATES"), respectively, to the effect that the Merger will constitute a tax-free reorganization within the meaning of 368(a) of the Internal Revenue Code, which opinion shall be in form and substance reasonably satisfactory to Healtheon/WebMD and Company, respectively; provided, however, that if counsel to either Healtheon/WebMD or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such Party if counsel to the other Party renders such opinion to such Party, which opinion shall be in form and substance reasonably satisfactory to such Party. In rendering such opinion, Nelson Mullins and Preston Gates shall be entitled rely upon representations of the Parties hereto reasonably satisfactory in form and substance to such counsel. The Parties to this Agreement agree to make reasonable representations as required by Nelson Mullins and Preston Gates for the purpose of rendering such opinion(s).


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


                  (e) HEALTHEON/WEBMD REGISTRATION STATEMENT; NASDAQ. All of the shares of Healtheon/WebMD Common Stock to be issued in connection with the Merger shall be authorized for quotation on the Nasdaq Stock Market upon notice of issuance and the SEC shall have declared the Healtheon/WebMD Registration Statement effective and no stop order suspending the effectiveness of the Healtheon/WebMD Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose, or similar proceeding with respect to the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

         9.2 CONDITIONS TO OBLIGATIONS OF HEALTHEON/WEBMD AND MERGER CORP. The obligations of Healtheon/WebMD and Merger Corp to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Healtheon/WebMD pursuant to Section 11.5 of this Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company set forth in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to Material, Materiality, Material Adverse Effect or similar expressions, or are subject to the same or similar type exceptions, shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c) CERTIFICATES. Company shall have delivered to Healtheon/WebMD (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Company's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Healtheon/WebMD and its counsel shall reasonably request.

                  (d) NO MATERIAL ADVERSE CHANGE. There shall not have been any Material Adverse Change with respect to Company and its Subsidiaries, taken as a whole, between the date hereof and the Closing Date, and Company shall have delivered to Healtheon/WebMD a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.

                  (e) DISSENTING STOCKHOLDERS. Holders of less than three percent (3%) of the Company Capital Stock shall have elected to seek their statutory dissenters' rights as provided in Section 3.3 of this Agreement.

                  (f) CERTAIN SEC MATTERS. There shall be no claims or litigation threatened in writing or pending arising out of the Pending Matter (as defined in Section 10.1(h)) or the matter set forth on Section 5.5 of the Company Disclosure Letter which in the reasonable opinion of Healtheon/WebMD can reasonably be expected to result in judgments, settlements or recoveries against the Company for which Healtheon/WebMD would be responsible, in excess of the Company's available insurance coverage.


         9.3 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Company pursuant to Section 11.5 of this Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Healtheon/WebMD and Merger Corp set forth in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to Material, Materiality, Material Adverse Effect or similar expressions, or are subject to the same or similar type exceptions, shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Healtheon/WebMD and Merger Corp to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby (including without limitation, the Loan Agreement) prior to the Effective Time shall have been duly performed and complied with.

                  (c)  CERTIFICATES.  Healtheon/WebMD  shall have  delivered  to
Company (i) a certificate, dated as of the Effective Time and signed on its behalf by a duly authorized officer to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Healtheon/WebMD's Board of Directors and Merger Corp's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Company and its counsel shall request.

                  (d) NO MATERIAL ADVERSE CHANGE. There shall not have been any Material Adverse Change with respect to Healtheon/WebMD and its Subsidiaries, taken as a whole, between the date hereof and the Closing Date, and Healtheon/WebMD shall have delivered to Company a certificate, dated as of the

Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.


                                   ARTICLE 10
                                   TERMINATION

         10.1     TERMINATION.

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the Stockholders of
Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Healtheon/WebMD and Company;

                  (b) by either Company or Healtheon/WebMD if the Merger shall not have been consummated by October 31, 2000 (the "END DATE") for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

                  (c) by either Company or Healtheon/WebMD if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                  (d) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Healtheon/WebMD set forth in this Agreement, or if any representation or warranty of Healtheon/WebMD shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) or Section 9.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Healtheon/WebMD's representations and warranties or breach by Healtheon/WebMD is curable by Healtheon/WebMD through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 10.1(d) prior to the expiration of 30 days from the date of notice of such breach, provided Healtheon/WebMD continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (d) if it shall have materially breached this Agreement or if such breach by Healtheon/WebMD is cured prior to the expiration of 30 days from the date of notice of such breach);

                  (e) by Healtheon/WebMD, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) or

Section 9.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Healtheon/WebMD may not terminate this Agreement under this
Section 10.1(e) prior to the expiration of 30 days from the date of notice of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Healtheon/WebMD may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by Company is cured prior to the expiration of 30 days from the date of notice of such breach); or

                  (f) by Healtheon/WebMD, if (i) the Board of Directors of Company or any committee thereof shall have withdrawn or modified in a manner adverse to Healtheon/WebMD its approval or recommendation of the Merger or this Agreement, (ii) Company shall fail to convene the Stockholders Meeting as required pursuant to Section 8.1(a) hereof or (iii) the Board of Directors of Company shall have recommended to the Stockholders of the Company a Company Acquisition Proposal or shall have resolved to do so;

                  (g) by Healtheon/WebMD, if the Stockholders fail to adopt and approve this Agreement and approve of the Merger at the Stockholders Meeting; or

                  (h) by Healtheon/WebMD if it is determined by the Board of Directors of Healtheon/WebMD after receipt of written advice from counsel (which counsel, prior to delivery of any such advice, shall consult with counsel for Company) that, as a result of developments in In the Matter of OnHealth Network Company (LA-1940) before the SEC (the "Pending Matter") after the date hereof, there is a reasonable probability that there will be a material delay in the effectiveness of the registration statement filed, or contemplated to be filed, by Healtheon/WebMD with the SEC with respect to any transaction described in Rule 145(a) promulgated under the 1933 Act (a "Rule 145 Transaction") or by any other Person with respect to a Rule 145 Transaction involving Healtheon/WebMD or any material assets of Healtheon/WebMD (a "Material Delay"), then Healtheon/WebMD may terminate this Agreement if, within 20 days after notice by Healtheon/WebMD to the Company of Healtheon/WebMD 's intention to terminate the Agreement pursuant to this Section, the Material Delay is not resolved to the reasonable satisfaction of Healtheon/WebMD.

         10.2     NOTICE OF TERMINATION; EFFECT OF TERMINATION.

         Any termination of this Agreement under Section 10.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 8.5(b), Section 8.11, Section 8.12, Section 10.2, Section 10.3 and Article 11, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         10.3     FEES AND EXPENSES.

                  (a) Except as set forth in this Section 10.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that Healtheon/WebMD and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to (i) the printing, filing (with the SEC) and mailing of the Prospectus/Proxy Statement (including any preliminary materials related thereto) and the
Healtheon/WebMD Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto (including filing fees) and
(ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

                  (b)      The Company agrees that:

                  (i) if (A) Healtheon/WebMD shall terminate this Agreement pursuant to Section 10.1(f) and (B) at the time of the occurrence of the circumstance permitting termination pursuant to such Section, there shall exist a Company Acquisition Proposal, or

                  (ii) if (A) Healtheon/WebMD shall terminate this Agreement pursuant to Section 10.1(g) and (B) at the time of such failure to so approve this Agreement there shall exist a Company Acquisition Proposal, then Company shall pay to Healtheon/WebMD an amount equal to the sum of $9,000,000 (the "Company Alternative Transaction Fee"); provided, however, that Healtheon/WebMD shall not, upon a termination pursuant to Section 10.1(f) or pursuant to Section 10.1(g), be entitled to receive the Company Alternative Transaction Fee pursuant to this Section 10.3(b) if the Board of Directors of Company shall, prior to such termination, have withdrawn or modified in a manner adverse to Healtheon/WebMD its approval or recommendation of the Merger or this Agreement or Company shall have failed to convene the Stockholders Meeting as required pursuant to Section 8.1(a) hereof due (in each case) solely to a breach by Healtheon/WebMD of any representation, warranty, covenant or agreement on the part of Healtheon/WebMD set forth in this Agreement, which breach is not cured by Healtheon/WebMD within 10 days following notice of such breach, and which breach would cause the conditions set forth in Sections 9.1 and 9.3 to not be satisfied.

                  (c) Each of the  Company and  Healtheon/WebMD  agrees that the agreements contained in Section 10.3(b) are an integral part of the transactions contemplated by this Agreement. Each of the Company and Healtheon/WebMD agrees that the payments provided for in Section 10.3(b) shall be the sole and exclusive remedies of Healtheon/WebMD upon a termination of this Agreement pursuant to Sections 10.1(f) and (g), as the case may be, and such remedies shall be limited to the sums stipulated in Section 10.3(b), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any Party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                  (d) Any payment of a Company Alternative Transaction Fee required to be made pursuant to Section 10.3(b) shall be made to Healtheon/WebMD not later than two business days after termination of this Agreement. All payments to Healtheon/WebMD under this Section 10.3 shall be made by wire transfer of immediately available funds to an account designated by Healtheon/WebMD.

                   (e) In the event that the Company shall fail to pay any amount payable pursuant to this Section 10.3 when due, Healtheon/WebMD shall be entitled to collect and Company agrees to pay (i) the costs and expenses actually incurred or accrued by Healtheon/WebMD (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 10.3, together with (ii) interest on such unpaid amounts, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's Base Rate plus 2.00%.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1     DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits and Disclosure Letters delivered pursuant hereto and incorporated herein by reference.

                  "Articles of Merger" shall mean the Articles of Merger to be executed as contemplated by the WBCA and filed with the Secretary of State of the State of Washington relating to the Merger as contemplated by Section 1.1 of this Agreement.

                  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Charter" shall mean the Articles of Incorporation of Company, as amended.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Company Capital Stock" shall mean the Company Common Stock and the Company Preferred Stock.

                  "Company Common Stock" shall mean the Company common stock, $.01 par value per share.

                  "Company Preferred Stock" shall mean the Company preferred stock, $.01 par value per share.

                  "Company Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations or business prospects of Company and its Subsidiaries, taken as a whole, or (ii) the ability of Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include events, changes or occurrences (x) generally affecting the healthcare information technology industry, (y)
generally affecting the overall U.S. economy, or (z) resulting from the announcement of this Agreement or the transactions contemplated herein.

                  "Company Option" shall mean any stock option granted pursuant to the terms and conditions of the Company Stock Plans.

                  "Company Stock Plans" shall mean the Company's 1997 Stock Option Plan, the Company's 1991 Stock Option Plan, the Company's Director Stock Option Plan, the Company's 1997-1998 New Hire Stock Option Plan and the 1998-1999 New Hire Stock Option Plan.

                  "Company Warrants" shall mean any warrant or other rights to purchase shares of Company Common Stock.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract"   shall  mean  any   written  or  oral   agreement,
arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, Assets or business.

                  "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "Governmental Entity" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Healtheon/WebMD Registration Statement" shall mean the Registration Statement on Form S-4 to be filed with the SEC by Healtheon/WebMD in connection with the registration of shares of Healtheon/WebMD Common Stock for issuance pursuant to the Merger as contemplated by this Agreement, and all amendments and supplements thereto.

                  "Healtheon/WebMD Common Stock" shall mean the $0.0001 par value Common Stock of Healtheon/WebMD.

                  "Healtheon/WebMD Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations or business prospects of Healtheon/WebMD and its Subsidiaries, taken as a whole, or (ii) the ability of

Healtheon/WebMD to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include events, changes or occurrences (x) generally affecting the healthcare information technology industry, or (y) generally affecting the overall U.S. economy.

                  "Hazardous Material" shall mean the emission, disposal, discharge or other release or threatened release of any hazardous substance, pollutant or contaminant (in each case, as defined in or governed by any applicable Law) or any other substance the release, disposal, treatment or storage of which is regulated under applicable Law.

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean all rights, privileges and priorities provided under applicable Law relating to intellectual property, whether registered or unregistered, including without limitation all (i) (a) inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, mask works, and confidential information, new and useful improvements thereof and know-how relating thereto, whether or not patented or eligible for patent protection; (b) copyrights and copyrightable works, including computer applications, programs, Software, Databases and related items; (c) trademarks, service marks, trade names, brand names, product names, corporate names, logos and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; and
(d) trade secrets, data and other confidential information; and (ii) all registrations, applications, recordings, and licenses or other similar agreements related to the foregoing

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Knowledge" shall mean with respect to a Party, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of such Party has actual knowledge of such matter.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any Asset, other than
(i) Liens for current property Taxes not yet due and payable, (ii) Liens reflected on the Company Financial Statements, (iii) Liens which do not Materially detract from the value or Materially interfere with the present use of the Asset subject thereto or affected thereby; (iv) Liens which are licenses and related restrictions.

                  "Litigation" shall mean any action, suit, arbitration, filed cause of action, filed claim, filed complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "Material Adverse Change" with respect to a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material Adverse Effect with respect to such Party.

                  "Merger Corp Common Stock" shall mean the $.01 par value Common Stock of Merger Corp.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                  "Party" shall mean either Healtheon/WebMD, Merger Corp or Company, and "Parties" shall mean all of Healtheon/WebMD, Company and Merger Corp.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.


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


                  "Person" shall mean a natural person or any legal, commercial or Governmental Entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Proxy Statement/Prospectus" shall mean the Proxy Statement/Prospectus to be contained in the Healtheon/WebMD Registration Statement and distributed to the stockholders of Company as contemplated by
Section 8.1.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the Parties and their respective Assets, employees, businesses and/or Subsidiaries, including the NASD and the SEC.

                  "Representative" shall mean the accountants, lawyers and financial advisors of any Party.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Stockholders" shall mean the holders of Company Common Stock.

                  "Subsidiaries" shall mean all those corporations, partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "Surviving Corporation" shall mean Company as the surviving corporation resulting from the Merger.

                  "Surviving Corporation Common Stock" shall mean the Common Stock of the Surviving Corporation in the Merger.

                  "Tax" or "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, AD VALOREM, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and


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

additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  "Transactions" are the transactions contemplated by this Agreement and the Exhibits attached hereto.

                  (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 BROKERS AND FINDERS; EXPENSES. Except for FleetBoston Robertson Stephens Inc., the investment banker for Company, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Healtheon/WebMD or Company in connection with the transactions contemplated hereby, each of Healtheon/WebMD or Company as the case may be, agrees to indemnify and hold the other Parties harmless of and from any Liability in respect of any such claim. Company hereby represents and warrants to Healtheon/WebMD that copies of all of its Contracts with FleetBoston Robertson Stephens Inc. have been made available to Healtheon/WebMD. Except as otherwise provided in this Agreement, Healtheon/WebMD shall pay all fees, disbursements and expenses of Healtheon/WebMD's accountants and counsel incurred in connection with this Agreement or the transactions contemplated hereby, including the fees required to be paid by Healtheon/WebMD by the Federal Trade Commission in connection with the filing under the HSR Act. Except as otherwise provided in this Agreement, Company shall pay all fees, disbursements and expenses of FleetBoston Robertson Stephens Inc., and the accountants and counsel of Company incurred in connection with this Agreement or the transactions contemplated hereby, including the fees required to be paid by Company by the Federal Trade Commission in connection with the filing under the HSR Act.

         11.3 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.


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


         11.4 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after any stockholder approval of has been obtained; provided, that after any such approval  by the  holders  of  Company  Common  Stock,  there  shall  be made no amendment that pursuant to the WBCA requires further approval by such Stockholders without the further approval of such Stockholders.

         11.5     WAIVERS.

                  (a) Prior to or at the Effective Time, Healtheon/WebMD, acting through its Board of Directors, chief executive officer or other authorized officers, shall have the right to waive any Default in the performance of any term of this Agreement by Company, to waive or extend the time for the compliance or fulfillment by Company of any and all of their obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Healtheon/WebMD under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by duly authorized officers of Healtheon/WebMD.

                  (b) Prior to or at the Effective Time, Company, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Healtheon/WebMD, to waive or extend the time for the compliance or fulfillment by Healtheon/WebMD of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Company.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.6 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.7 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below


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

(or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Healtheon/WebMD:           Healtheon/WebMD Corporation
                                    400 Lenox Building
                                    3999 Peachtree Road, NE
                                    Atlanta, GA  30326
                                    Telecopy Number: (404) 495-7656
                                    Attention: W. Michael Heekin



         Copy to Counsel:           Nelson Mullins Riley & Scarborough, L.L.P.
                                    Bank of America Corporate Center
                                    100 North Tryon Street
                                    Charlotte, North Carolina  28202
                                    Telecopy Number:  (704) 377-4814
                                    Attention:  H. Bryan Ives III
                                    C. Mark Kelly
                                    Charles B. Simmons


         Company:                   OnHealth Network Company
                                    808 Howell Street, Suite 400
                                    Seattle, WA 98101
                                    Telecopy No. (206) 623-7922
                                    Attention: Robert N. Goodman


         Copy to Counsel:           Preston Gates & Ellis LLP
                                    701 Fifth Avenue
                                    Suite 5000
                                    Seattle, Washington 98104-7078
                                    Telecopy No. (206) 623-7022
                                    Attention: Gary J. Kocher

         11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

         11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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


         11.10 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.11 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.12 ENFORCEMENT OF AGREEMENT. The Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.14 FACSIMILE SIGNATURES. Any signature page delivered by a facsimile or telecopy machine will be binding to the same extent as an original signature page. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party which requests it.

         11.15 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties of the Parties in this Agreement will survive the Effective Time of the Merger. Nothing in this Section 11.15 shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.



                               * * * * * * * * * *

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by officers thereunto as of the day and year first above written.


                           HEALTHEON/WEBMD CORPORATION


                           By: /S/ W. MICHAEL HEEKIN
                              ---------------------------------
                              Name:    W. Michael Heekin
                                    ---------------------------
                              Title:   Executive Vice President


                           TECH ACQUISITION CORPORATION


                            By: /S/ W. MICHAEL HEEKIN
                              ---------------------------------
                              Name:    W. Michael Heekin
                                    ---------------------------
                              Title:   Executive Vice President



                           ONHEALTH NETWORK COMPANY


                           By:  /s/ ROBERT N. GOODMAN
                              ---------------------------------
                              Name:  Robert N. Goodman
                                   ----------------------------
                                     Chairman and Chief Executive Officer




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